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                                                                     EXHIBIT T3F

                             CROSS REFERENCE TABLE*

TIA SECTION                                                    INDENTURE SECTION
------------                                                   -----------------

3.10            (a)(1)     ..............................              7.10
                (a)(2)     ..............................              7.10
                (a)(3)     ..............................              N.A.**
                (a)(4)     ..............................              N.A.
                   (b)     ..............................        7.08; 7.10
                   (c)     ..............................              N.A.
3.11               (a)     ..............................              7.11
                   (b)     ..............................              7.11
                   (c)     ..............................              N.A.
3.12               (a)     ..............................              2.05
                   (b)     ..............................             13.03
                   (c)     ..............................             13.03
                   (d)     ..............................              7.06
3.13               (a)     ..............................              7.06
                (b)(1)     ..............................              N.A.
                (b)(2)     ..............................              7.06
                   (c)     ..............................             13.02
                   (d)     ..............................              7.06
3.14               (a)     ..............................       4.02; 13.02
                   (b)     ..............................              N.A.
                (c)(1)     ..............................             13.04
                (c)(2)     ..............................             13.04
                (c)(3)     ..............................              N.A.
                   (d)     ..............................              N.A.
                   (e)     ..............................             13.05
                   (f)     ..............................              4.03
3.15               (a)     ..............................              7.01
                   (b)     ..............................       7.05; 13.02
                   (c)     ..............................              7.01
                   (d)     ..............................              7.01
                   (e)     ..............................              6.11
3.16               (a)     (last sentence)...............              2.08
             (a)(1)(A)     ..............................              6.05
             (a)(1)(B)     ..............................              6.04
                (a)(2)     ..............................              N.A.
                   (b)     ..............................              6.07
3.17            (a)(1)     ..............................              6.08
                (a)(2)     ..............................              6.09
                   (b)     ..............................              2.04
3.18               (a)     ..............................             13.01

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*        This cross reference table shall not be deemed to be part of the New
         Indenture.

**       The term "N.A." as used in this table means "not applicable."